FOR IMMEDIATE RELEASE	For More Information Contact:
Mark A. Roberts
Executive Vice President & CFO
(413) 787-1700

UNITED FINANCIAL BANCORP REPORTS EARNINGS PER SHARE OF $0.15,
DECLARES DIVIDEND OF $0.07 PER SHARE AND
ANNOUNCES STRONG CAPITAL AND LIQUIDITY POSITIONS

WEST SPRINGFIELD, MA—October 17, 2008—United Financial Bancorp, Inc. (the “Company”) (NASDAQ:UBNK), the holding company for United Bank (the “Bank”), reported net income of $2.4 million, or $0.15 per diluted share, for the third quarter of 2008 compared to net income of $1.3 million, or $0.08 per diluted share, for the corresponding period in 2007.  The Company’s improved results were largely due to a significant increase in net interest income, driven by net interest margin expansion and growth in average earning assets, and to a lesser extent, growth in non-interest income.  The quarterly operating performance was also affected by increases in the provision for loan losses and non-interest expenses.  For the nine months ended September 30, 2008 the Company’s net income was $6.3 million, or $0.39 per diluted share, compared to net income of $3.1 million, or $0.18 per diluted share, for the same period in 2007.  The Company also announced a quarterly cash dividend of $0.07 per share, payable on December 1, 2008 to shareholders of record as of November 6, 2008.

Total assets increased $155.8 million, or 14.4%, to $1.2 billion at September 30, 2008 from $1.1 billion at year end 2007 reflecting growth of $111.2 million, or 55.2%, in securities available for sale and $38.5 million, or 4.7%, in total loans.  Balance sheet expansion was funded by increases of $42.2 million, or 5.9%, in total deposits and $118.1 million, or 109.4%, in Federal Home Loan Bank advances.  At quarter end, the Company continued to have considerable liquidity including significant unused borrowing capacity at the Federal Home Loan Bank and access to funding through the repurchase agreement and brokered deposit markets.  The Company’s balance sheet is also supported by a strong capital position, with total stockholders’ equity of $224.7 million, or 18.2% of total assets, at September 30, 2008.

"We are pleased with our earnings momentum, which continued this quarter as a result of improvement in net interest margin, growth in loans and deposits and expansion in non-interest income,” commented Richard B. Collins, President and Chief Executive Officer.  “Our financial results were also affected by modestly higher levels of loan loss provisions, non-performing assets and delinquent loans as a result of the difficult economic environment.”  Collins remarked that “during these very challenging times, we believe that we are well positioned for the future given our healthy balance sheet, substantial capital base and strong liquidity level.”

Financial Highlights:

•
Total securities available for sale expanded $111.1 million, or 55.2%, to $312.4 million at September 30, 2008 from $201.3 million at December 31, 2007 due to the implementation of a strategy to deploy excess capital and liquidity resulting from the Company’s 2007 second-step stock offering.  During the period, management purchased agency mortgage-backed securities which are expected to produce steady cash flows and attractive spreads to U.S. Treasury securities.  At September 30, 2008, approximately 96% of the available-for-sale investment portfolio consisted of mortgage-backed and debt securities issued by government-sponsored enterprises.  The Company doesn’t own any equity or debt securities issued by Fannie Mae, Freddie Mac, Lehman Brothers or AIG.

•
Total loans increased $38.5 million, or 4.7%, to $863.2 million at September 30, 2008 from $824.7 million at December 31, 2007 reflecting growth in the commercial real estate (9.9%), residential real estate (5.4%), home equity (4.2%) and commercial (3.7%) portfolios as a result of business development efforts and competitive products and pricing.  Construction loan balances declined $7.6 million, or 18.0%, to $35.0 million at September 30, 2008 as a result of pay-downs and a slow-down in the underlying market.

•
Non-performing assets totaled $3.6 million, or 0.29% of total assets, at September 30, 2008 compared to $2.7 million, or 0.25% of total assets, at December 31, 2007.  The increase of $900,000 in non-performing assets was mainly attributable to several residential and commercial real estate loans that became more than 90 days delinquent.  Management believes that these loans are adequately secured.  While total non-performing loans have increased during the period, the portfolio has not been affected by loans to sub-prime borrowers since the Company has not underwritten loans targeted to this segment of the market.

•
At September 30, 2008, the ratio of the allowance for loan losses to total loans was 0.97% and the ratio of the allowance for loan losses to non-performing loans was 254.48%.  For the nine months ended September 30, 2008, net charge-offs totaled $808,000, or 0.13% of average loans outstanding on an annualized basis.

•
Total deposits increased $42.2 million, or 5.9%, to $760.9 million at September 30, 2008 compared to $718.7 million at December 31, 2007 mainly due to competitive products and pricing, excellent customer service, targeted promotional activities and two new branches opened in 2008, which are both performing above plan.  Core deposit balances grew $27.5 million, or 7.4%, to $398.5 million at September 30, 2008 from $371.0 million at December 31, 2007.

•
Net interest income increased $3.3 million, or 45.3%, to $10.5 million for the third quarter of 2008 from the same period in 2007 as a result of net interest margin expansion and growth in earning assets.  Net interest margin increased 65 basis points to 3.56% reflecting the use of net proceeds from the Company’s second-step stock offering to fund asset growth as well as a significant decrease in the cost of deposits as a result of the 325 basis points reduction in the federal funds rate from 5.25% at September 1, 2007 to 2.00% at September 30, 2008.  Average earning assets expanded $160.9 million, or 16.3%, to $1.1 billion, mainly due to loan growth and purchases of mortgage-backed securities.

•
Non-interest income expanded $321,000, or 22.7%, to $1.7 million for the three months ended September 30, 2008 due to increases of $114,000, or 10.3%, from deposit account fees and $113,000, or 56.5%, from wealth management income as well as a $141,000 loss on the sale of securities in the third quarter of 2007.

•
Non-interest expenses grew $1.7 million, or 27.3%, to $7.8 million for the third quarter of 2008 from $6.1 million in the same period last year.  Salaries and benefits expanded $977,000, or 27.6%, reflecting staffing costs for two new branches opened in 2008, an increase in stock based compensation as a result of stock options and restricted stock granted in 2008, a higher cash incentive accrual associated with improved financial performance and annual wage adjustments.  Occupancy costs increased $167,000, or 35.6%, mainly due to the two branches opened in 2008.  Data processing expenses were $93,000, or 13.1%, higher as a result of growth in the total number of loan and deposit accounts serviced, new branches opened in 2008 and costs for the new branch imaging process introduced in all branches beginning in 2008.  Professional services grew $101,000, or 45.9%, principally due to higher legal and consulting costs.  Other expenses expanded $312,000, or 34.4%, mainly in connection with a higher quarterly Federal Deposit Insurance Corporation insurance premium.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered savings bank headquartered at 95 Elm Street, West Springfield, MA 01090.  The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK.  United Bank provides an array of financial products and services through its 15 full service branch offices and one express drive up branch located throughout Western Massachusetts.  Through its Wealth Management Group and its partnership with NFP Securities, Inc., the Bank is able to offer access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products.  For more information regarding the Bank’s products and services and for United Financial Bancorp, Inc. investor relations information, please visit www.bankatunited.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports.  Actual strategies and results in future periods may differ materially from those currently expected.   These forward-looking statements represent the Company’s judgment as of the date of this release.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands, except par value amounts)

	September 30,	December 31,	September 30,
Assets	2008	2007	2007
	(unaudited)	(audited)	(unaudited)

Cash and cash equivalents	$13,044	$14,254	$28,491
Short-term investments	1,063	1,030	1,017
Securities available for sale, at fair value	312,422	201,257	183,862
Securities held to maturity, at amortized cost	3,242	3,632	3,684

Loans:
Residential mortgages	357,967	339,470	336,064
Commercial mortgages	236,010	214,776	204,325
Construction loans	34,499	42,059	43,614
Commercial loans	84,612	81,562	80,140
Home equity loans	121,166	116,241	118,712
Consumer loans	28,945	30,587	31,451
Total loans	863,199	824,695	814,306

Net deferred loan costs and fees	2,382	2,136	1,418
Allowance for loan losses	(8,385)	(7,714)	(7,612)
Loans, net	857,196	819,117	808,112

Federal Home Loan Bank of Boston stock, at cost	12,223	10,257	9,885
Other real estate owned	330	880	880
Deferred tax asset, net	8,809	4,953	2,980
Premises and equipment, net	12,323	10,600	10,564
Bank-owned life insurance	6,960	6,652	6,595
Other assets	7,478	6,649	7,876

Total assets	$1,235,090	$1,079,281	$1,063,946

Liabilities and Stockholders' Equity

Deposits:
Demand	$107,029	$102,010	$104,411
NOW	34,965	35,207	36,884
Savings	96,884	65,711	63,361
Money market	159,663	168,107	169,788
Certificates of deposit	362,346	347,647	348,674
Total deposits	760,887	718,682	723,118

Federal Home Loan Bank of Boston advances	226,130	107,997	183,852
Repurchase agreements	11,365	13,864	7,519
Escrow funds held for borrowers	1,809	1,356	1,410
Capitalized lease obligations	3,149	1,890	1,900
Accrued expenses and other liabilities	7,031	9,372	4,899
Total liabilities	1,010,371	853,161	922,698

Stockholders' Equity:
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares at September 30, 2008 and December 31, 2007 and 5,000,000 shares at
September 30, 2007; none issued	-	-	-
Common stock, par value $0.01 per share; shares authorized 100,000,000 at
September 30, 2008 and December 31, 2007 and 60,000,000 at September 30, 2007;
shares issued: 17,763,747 at September 30, 2008 and
December 31, 2007; shares issued: 17,205,995 at September 30, 2007	178	178	172
Additional paid-in capital	163,676	165,920	77,127
Retained earnings	76,070	73,026	72,190
Unearned compensation	(12,311)	(12,835)	(5,439)
Accumulated other comprehensive loss, net of taxes	(2,226)	(169)	(888)
Treasury stock, at cost (56,167 shares at September 30, 2008 and
137,835 shares at September 30, 2007)	(668)	-	(1,914)
Total stockholders' equity	224,719	226,120	141,248

Total liabilities and stockholders' equity	$1,235,090	$1,079,281	$1,063,946

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED INCOME STATEMENTS
(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Interest and dividend income:
Loans	$12,835	$12,712	$37,676	$37,017
Investments	3,886	2,017	10,064	5,849
Other interest-earning assets	90	247	450	935
Total interest and dividend income	16,811	14,976	48,190	43,801

Interest expense:
Deposits	4,217	5,672	13,549	16,330
Borrowings	2,058	2,051	5,166	6,127
Total interest expense	6,275	7,723	18,715	22,457

Net interest income before provision for loan losses	10,536	7,253	29,475	21,344

Provision for loan losses	644	436	1,479	1,040

Net interest income after provision for loan losses	9,892	6,817	27,996	20,304

Non-interest income:
Net (loss) gain on sales of securities	-	(141)	8	(170)
Fee income on depositors’ accounts	1,219	1,105	3,452	3,240
Wealth management income	313	200	599	491
Other income	201	248	767	684
Total non-interest income	1,733	1,412	4,826	4,245

Non-interest expense:
Salaries and benefits	4,523	3,546	12,763	11,119
Occupancy expenses	636	469	1,723	1,441
Marketing expenses	302	277	1,101	1,048
Data processing expenses	804	711	2,338	2,006
Professional fees	321	220	1,136	872
Other expenses	1,220	908	3,471	2,867
Total non-interest expense	7,806	6,131	22,532	19,353

Income before income taxes	3,819	2,098	10,290	5,196

Income tax expense	1,455	807	3,951	2,093

Net income	$2,364	$1,291	$6,339	$3,103

Earnings per share:
Basic	$0.15	$0.08	$0.39	$0.18
Diluted	$0.15	$0.08	$0.39	$0.18

Weighted average shares outstanding:
Basic	15,864	16,930	16,099	16,923
Diluted	15,955	16,989	16,141	16,986

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
SELECTED DATA AND RATIOS (unaudited)
(Dollars in thousands, except per share amounts)

	At or For The Quarters Ended

	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
	2008	2008	2008	2007	2007

Operating Results:
Net interest income	$10,536	$9,908	$9,031	$7,823	$7,253
Loan loss provision	644	651	184	385	436
Non-interest income	1,733	1,574	1,519	1,490	1,412
Non-interest expenses	7,806	7,550	7,176	6,686	6,131
Net income	2,364	2,009	1,966	1,274	1,291

Performance Ratios (annualized):
Return on average assets	0.77%	0.68%	0.72%	0.48%	0.50%
Return on average equity	4.22%	3.52%	3.46%	3.02%	3.69%
Net interest margin	3.56%	3.46%	3.40%	3.02%	2.91%
Non-interest income to average total assets	0.57%	0.53%	0.55%	0.56%	0.55%
Non-interest expense to average total assets	2.55%	2.55%	2.62%	2.50%	2.38%
Efficiency ratio (excludes gains/losses on sales of securities and loans)	63.62%	65.76%	68.07%	70.99%	69.63%

Per Share Data:
Diluted earnings per share	$0.15	$0.12	$0.12	$0.08	$0.08
Book value per share	$12.69	$12.76	$12.86	$12.73	$8.28
Market price at period end (1)	$14.85	$11.17	$11.08	$11.10	$12.06

Risk Profile
Equity as a percentage of assets	18.19%	18.66%	19.81%	20.95%	13.28%
Net charge-offs to average loans outstanding	0.19%	0.06%	0.12%	0.13%	0.27%
Non-performing assets as a percent of total assets	0.29%	0.39%	0.32%	0.25%	0.18%
Non-performing loans as a percent of total loans, gross	0.38%	0.48%	0.32%	0.22%	0.12%
Allowance for loan losses as a percent of total loans, gross	0.97%	0.95%	0.93%	0.94%	0.93%
Allowance for loan losses as a percent of non-performing loans	254.48%	197.39%	285.41%	432.16%	755.16%

Average Balances
Loans	$865,053	$845,304	$828,302	$820,164	$812,756
Securities	306,499	288,502	211,880	193,099	168,498
Total interest-earning assets	1,185,244	1,146,397	1,061,978	1,036,253	998,336
Total assets	1,225,250	1,183,627	1,095,866	1,069,060	1,032,225
Deposits	765,797	761,990	730,094	721,634	720,330
FHLBB advances	214,005	170,052	116,519	157,819	156,150
Capital	224,015	228,241	227,413	168,910	139,820

Average Yields/Rates (annualized)
Loans	5.93%	5.82%	6.06%	6.24%	6.26%
Securities	5.07%	4.94%	4.94%	4.87%	4.79%
Total interest-earning assets	5.67%	5.57%	5.80%	5.96%	6.00%

Savings accounts	1.29%	1.14%	0.98%	1.05%	0.90%
Money market/NOW accounts	1.63%	1.60%	2.03%	2.71%	2.81%
Certificates of deposit	3.41%	3.62%	4.24%	4.66%	4.70%
FHLBB advances	3.66%	3.77%	4.47%	4.82%	4.90%
Total interest-bearing liabilities	2.84%	2.90%	3.37%	3.87%	3.92%

(1) The price at September 30, 2007 has been adjusted by the second step exchange ratio of 1.04079.